UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 29, 2019

Black Hills Corporation
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

001-31303		46-0458824
(Commission File Number)		(IRS Employer Identification No.)

7001 Mount Rushmore Road	Rapid City	South Dakota	57702
(Address of principal executive offices)			(Zip Code)

	(605)	721-1700
(Registrants telephone number, indicating area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, Kathleen S. McAllister and Tony A. Jensen accepted the Board of Directors appointments to serve as Directors effective November 1, 2019. Ms. McAllister was appointed as a Class I Director, and Mr. Jensen was appointed as a Class III Director, both of whom will stand for election by shareholders at the 2020 Annual Meeting of Shareholders. The Board of Directors also temporarily increased the size of the Board from 10 to 12 directors, and expects to reduce the size of the Board back to 10 following the previously announced retirements of Mr. Emery and Mr. Zeller in connection with the 2020 Annual Meeting of Shareholders. The Board of Directors has not yet made a determination regarding any committee assignments for Ms. McAllister or Mr. Jensen. Ms. McAllister and Mr. Jensen will participate in the non-employee director compensation program described in the company’s proxy statement for the 2019 Annual Meeting of Shareholders.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99	Press Release dated November 1, 2019
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibits 101.*)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President

Date: November 1, 2019